Exhibit 15.1

9 November 2010

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement on Form S-8 (File No. 333-153669) of Prana Biotechnology Limited (the “Company”) of our report dated November 9, 2010 relating to the Company’s consolidated financial statements, which appear in this Form 20-F.

/s/ PricewaterhouseCoopers
PricewaterhouseCoopers
Melbourne, Victoria, Australia
November 9, 2010